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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

The Board of Directors
The L.S. Starrett Company

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The L.S. Starrett Company, of our report dated August 2, 2002 appearing in the Annual Report on Form 10-K of The L.S. Starrett Company for the year ended June 29, 2002.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 25, 2003